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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  July 13, 2004
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                    THE FIRST REPUBLIC CORPORATION OF AMERICA
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              (Exact name of registrant as specified in its charter

Delaware                                 0-1437                  13-1938454
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(State or other jurisdiction of     (Commission file number)  (I.R.S. Employer
incorporation or organization                                Identification No.)

302 Fifth Avenue, New York, NY                                      10001
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(Address of principal executive office                            (Zip Code)


Registrant's telephone number, including area code:  (212) 279-6100
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              Former name, former address and former fiscal year,
                         if changed since last report:

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Item 5. Other Events and Regulation FD Disclosure.

On July 13, 2004, after consideration of the advantages and disadvantages of continuing the registration of its shares of common stock under the Securities Exchange Act of 1934 (the "Exchange Act") and the significant and increasing costs associated with such registration, the Company filed a Form 15 with the Securities and Exchange Commission to deregister its common stock and suspend its reporting obligations under the Exchange Act. Form 15 certifies that, as of June 30, 2004, the Company had approximately 256 holders of record of its shares of common stock.

It is possible that the Company's common stock will be quoted in the so-called "pink sheets" if certain requirements imposed by Rule 15c2-11 under the Exchange Act are met. However, no assurance can be made that any broker-dealer will make a market in its stock or that quotations in the pink sheets will continue.

The Company plans to continue providing periodic financial information and audited annual financial statements to shareholders for some period of time following its deregistration. No assurance can be provided, however, as to how long the Company will provide such information.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated:  July 13, 2004

                                       THE FIRST REPUBLIC CORPORATION
                                       OF AMERICA

                                       By: /s/ Harry Bergman
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                                           Harry Bergman
                                           President and Treasurer